EXHIBIT 10.1(h)

EIGHTH AMENDMENT TO REAL ESTATE LEASE

THIS AGREEMENT is entered into this 31st day of December 31, 2009, by and between TIPPMANN PROPERTIES, INC., as agent for LAURENCE TIPPMANN, SR. FAMILY PARTNERSHIP(hereinafter referred to as “Lessor”), and TOWER FINANCIAL CORPORATION(hereinafter referred to as “Lessee”), and WITNESSETH:

WHEREAS, the parties hereto entered into a Real Estate Lease dated January 1, 1999, amended on March 8, 1999, August 12, 1999, June 29, 2001, March 24, 2004, May 5, 2006, September 18, 2006, and January 10, 2006 currently covering approximately 51,598 usable square feet of premises commonly known as 116 East Berry Street, Suite 100, Fort Wayne, Indiana;

AND WHEREAS, Lessee and Lessor are desirous of extending said lease to expire on December 31, 2018 for the 1st and 2nd floors;

AND WHEREAS, Lessee and Lessor are desirous of reducing the rate on approximately 12,640 usable square feet of office space on the 2nd floor;

AND WHEREAS, Lessee and Lessor are desirous of adding an Annual CPI adjustment effective January 1, 2014 for the 1st and 2nd floors.

AND WHEREAS, Lessee and Lessor are desirous as of January 1, 2010 of decreasing the space by approximately 2,341 square feet of office space commonly know as Suite 305;

AND WHEREAS, Lessee and Lessor are desirous of reducing the rate for the 5th floor which expires December 31, 2013 and adding a renewal option January 1, 2014 at fair market rates;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Beginning January 1, 2010, the leased premises shall be decreased to reflect approximately 2,341 square feet of office space (Suite 305) for a total of approximately 49,257 usable square feet.

2.	The term of this lease for the 1st floor (22,227 square feet) and 2nd floor (19,564 square feet) shall be extended to terminate December 31, 2018.

3.	The rates for the 2nd floor (12,640) square feet and the 5th floor (7,466) shall be reduced.

4.
The minimum annual rent for the 1st and 2nd floors shall be adjusted annually based on any increases in the Consumer Price Index beginning January 1, 2014 and at the end of each year thereafter, whether during the Lease Term or any renewal or extension thereof.  In no event shall any annual increase be more than (5%) per year compounded from the commencement date of this Lease to the adjustment date of this Lease.  Increases in the annual rent shall be made in accordance with the following procedures:

I.
The index to be used for this adjustment shall be the Consumer Price Index (U.S. City Average, All Urban Consumers, All Items, 3-year average 1982-84, equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington D.C.).  If the said Consumer Price Index is, at any time during the Lease Term, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

II.	The Consumer Price Index for the month of November shall be the index used in calculating the annual adjustment in rent. The current Consumer Price Index for November is 216.3.

III.
The most current Consumer Price Index for the month of November shall be subtracted from the prior year index for November; the difference shall be divided by the prior year index for November. The resulting percentage shall then be applied to the most current annual rental, so as to provide a 1% increase in the most current annual rental for each 1% increase in the most current Consumer Price Index over the prior years Consumer Price Index for November.

5.
Provided that Lessee is not in default hereunder, Lessee shall have the option to renew the 5th floor for one (1) three (3) year term at fair market rates.  Written notice of the exercise of said option must be received by Lessor at least 60 days prior to the expiration of the term (12/31/13.)

6.	The following chart summarizes the preceding changes:

Floor	Total Sq. Ft.	Rate	Monthly Rent		Expiration

1st Floor	22,227	$14.75	$	*27,320.69	12/31/18
2nd Floor	6,924	$14.75	$	* 8,510.75	12/31/18
2nd Floor	12,640	$13.50	$	*14,220.00	12/31/18
5th Floor	7,466	$13.50		$8,399.25	12/31/13**
	49,257			$58,450.69

*Monthly rent will change 1/1/14 with start of Annual CPI.
**Includes three (3) year option to renew.

7.	Except as hereby amended, all other terms and conditions contained in the original Real Estate Lease are hereby reaffirmed and left unchanged by the terms of this Eighth Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Eighth Amendment on the day and year first above written.

TIPPMANN PROPERTIES INC., Agent		TOWER FINANCIAL CORPORATION
for Laurence Tippmann, Sr. Family Partnership
(“Lessor”)		(“Lessee”)

BY:	/s/ Charles E. Tippmann	BY:	/s/ Richard R. Sawyer

PRINTED:	Charles E. Tippmann	PRINTED:	Richard R. Sawyer